SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

STANLEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3658790
(State of Incorporation or Organization)	(IRS Employer Identification Number)
3101 Wilson Boulevard, Suite 700
Arlington, Virginia	22201
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-134053

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None
(Title of Class)

Item 1.             Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-134053), filed with the Securities and Exchange Commission on May 12, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference.

Item 2.             Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STANLEY, INC. /s/ Philip O. Nolan
Name: Philip O. Nolan
Title: President and Chief Executive Officer

Dated: October 13, 2006